Exhibit 5(a)

Protective Life Corporation Post Office Box 2606 Birmingham, AL 35202 Phone 205 268 1000

Deborah J. Long
Executive Vice President, Secretary
    and General Counsel
Direct Dial: 205.268.3700
Facsimile Number: 205.268.3597
Toll Free Number: 800.627.0220
e-mail: Debbie.Long@protective.com

July 8, 2014

Protective Life Corporation	PLC Capital Trust VI
2801 Highway 280 South	c/o Protective Life Corporation
Birmingham, Alabama 35223	2801 Highway 280 South
Birmingham, Alabama 35223

PLC Capital Trust VII	PLC Capital Trust VIII
c/o Protective Life Corporation	c/o Protective Life Corporation
2801 Highway 280 South	2801 Highway 280 South
Birmingham, Alabama 35223	Birmingham, Alabama 35223

Protective Life Corporation
PLC Capital Trust VI
PLC Capital Trust VII
PLC Capital Trust VIII
Registration Statement on Form S-3

Ladies and Gentlemen:

As General Counsel at Protective Life Corporation, a Delaware corporation (“Protective”), I have acted as counsel to Protective, PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, each a statutory trust organized under the laws of the State of Delaware (each a “PLC Capital Trust” and, collectively, the “Trusts”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Base Prospectus”), being filed as of the date hereof by Protective and the Trusts with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the public offering of the following types of securities (the “Securities”): common stock, par value $0.50 per share, of Protective (the “Common Stock”); one or more series of preferred stock of Protective (the “Preferred Stock”); one or more series of unsecured unsubordinated debt securities of Protective (the “Senior Notes”); one or more series of unsecured subordinated debt securities of Protective (the “Subordinated Debt Securities”); warrants to purchase Senior Notes, Subordinated Debt Securities, Common Stock, Preferred Stock and/or other Securities (the “Warrants”); depositary shares representing fractional interests in Preferred Stock, Common Stock or debt securities of Protective (the “Depositary Shares”); preferred securities of the Trusts (the “Trust Preferred Securities”); purchase contracts relating to Common Stock, Preferred Stock and / or Depositary Shares (the “Purchase Contracts”); and units representing an interest in two or more types of securities that are registered in the Registration Statement (the “Units”). The Securities may be issued or sold or delivered from time to time pursuant to Rule 415 under the 1933 Act. The proceeds of an offering of Trust Preferred Securities by a PLC Capital Trust (together with the proceeds from the issuance of common interests in such PLC Capital Trust) will be loaned by such PLC Capital Trust to Protective and such loan will be evidenced by Subordinated Debt Securities, to be issued pursuant to a supplemental indenture to the Subordinated Indenture, as defined below. In addition, certain payment obligations of the respective PLC Capital Trusts with respect to the Trust Preferred Securities of such PLC Capital Trust will be guaranteed (on a subordinated basis) by Protective pursuant to a Trust Preferred Securities Guarantee (each a “Guarantee” and, collectively, the “Guarantees”) to be executed by Protective for the benefit of holders of Trust Preferred Securities of such PLC Capital Trust.

The Senior Notes will be issued under an Indenture dated June 1, 1994 (as amended and supplemented, the “Senior Indenture”), between Protective and The Bank of New York Mellon Trust Company, N.A. (including any successor trustee, the “Trustee”).  The Subordinated Debt Securities will be issued under a Subordinated Indenture dated June 1, 1994 (as amended and supplemented, the “Subordinated Indenture”) between Protective and the Trustee.  The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”  The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) between Protective and a warrant agent as shall be named therein.  The Depositary Shares will be issued pursuant to a deposit agreement (each, a “Deposit Agreement”) between Protective and a depositary as shall be named therein (the “Depositary”).  The Trust Preferred Securities will be issued pursuant to an amended and restated declaration of trust (each, a “Trust Agreement”) among the applicable Trust, the Trustee and Protective, as sponsor.  The Purchase Contracts will be issued pursuant to a purchase contract agreement or other instrument between Protective and a purchase contract agent as shall be named therein.  The Units will be issued pursuant to a unit agreement (each, a “Unit Agreement”) between Protective and a unit agent as shall be named therein.  The Guarantees will be made pursuant to a preferred securities guarantee agreement (each, a “Guarantee Agreement”) between Protective and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with this opinion, I, or attorneys in whom I have confidence working under my supervision, have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.  I have assumed the genuineness of all signatures on all documents examined by me, or attorneys in whom I have confidence working under my supervision, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies or by facsimile or other means of electronic transmission, or which I, or attorneys in whom I have confidence working under my supervision, obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such documents.  If any documents I, or attorneys in whom I have confidence working under my supervision, examined in printed, word processed or similar form have been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document I, or attorneys in whom I have confidence working under my supervision, examined, except for formatting changes.

Based upon the foregoing, I am of the following opinion:

1.             Protective is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with Protective’s Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective, and authorized by all necessary corporate action of Protective, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and if issued pursuant to Purchase Contracts, as contemplated by the terms thereof and of the agreements relating thereto, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.             When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of Protective and (ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of Protective or a duly authorized committee thereof, and if issued pursuant to Purchase Contracts, as contemplated by the terms thereof and of the agreements relating thereto, assuming that Protective has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

4.             When (i) the issuance, execution and delivery by Protective of any of the Purchase Contracts and the Units shall have been duly authorized by all necessary corporate action of Protective, (ii) the agreements relating thereto shall have been duly executed and delivered by the parties thereto, (iii) the Purchase Contracts and the Units shall have been duly executed and delivered by Protective and any other necessary signatories thereto and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors and a duly authorized committee thereof, assuming that the terms of such Purchase Contracts and Units are in compliance with then applicable law, the Purchase Contracts and the Units will be validly issued and will constitute valid and binding obligations of Protective enforceable against Protective in accordance with their terms.

5.             When (i) the execution and delivery of any Guarantee shall have been duly authorized by all necessary corporate action of Protective, (ii) such Guarantee shall have been duly executed and delivered by Protective, (iii) the Preferred Securities to which such Guarantee relates have been duly issued and sold and the purchase price therefor has been received by the respective PLC Capital Trust and (iv) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a valid and legally binding obligation of Protective, enforceable against Protective in accordance with its terms.

6.             When (i) the terms and the execution and delivery of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale shall have been duly authorized by all necessary corporate action of Protective, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by Protective and the Depositary, (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon Protective, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over Protective, (iv) (a) a supplemental indenture to the Senior Indenture has been duly authorized, executed and delivered by Protective and the Trustee, (b) a supplemental indenture to the Subordinated Indenture has been duly authorized, executed and delivered by Protective and the Trustee, (c) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above or (d) the shares of Common Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated in paragraph 3 above, as applicable, and, in the case of either (a), (b), (c) or (d), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreement or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefore by the necessary corporate action of Protective, the Depositary Receipts will be validly issued and binding obligations of Protective enforceable against Protective in accordance with their terms.

7.             When (i) the terms, and the execution and delivery of the Warrants and any Warrant Agreement relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters shall have been duly authorized by all necessary corporate action of Protective, (ii) the Warrant Agreement relating to the Warrants shall have been duly executed and delivered by Protective and such warrant agent as shall have been duly appointed by Protective, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Protective and so as to comply with any requirement of restriction imposed by any court or governmental body having jurisdiction over Protective and (iv) the Warrants or certificates representing the Warrants shall have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Warrants will be validly issued and will constitute valid and binding obligations of Protective enforceable against Protective in accordance with their terms.

My opinion expressed in paragraphs 4 through 7 above is subject to and may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors, (b) general principles of equity (whether considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, (d) requirements that a claim with respect to any debt securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

My opinion expressed above is limited to the laws of the State of Alabama and the Delaware General Corporation Law.  The opinion set forth herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering my opinion, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Deborah J. Long
Deborah J. Long
Executive Vice President, Secretary and General Counsel
Protective Life Corporation